                                                                    EXHIBIT 7(a)

                           WARRANT ISSUANCE AGREEMENT

                                    Between

                                YOUBET.COM, INC.

                                      and

                             ODS TECHNOLOGIES, L.P.



                            Dated as of May 18, 2001

                               TABLE OF CONTENTS

                                                                                Page
                                                                                ----

                        Article I. Issuance Of Warrants

 Section 1.01.    Issuance Of Initial Warrant                                     1
 Section 1.02.    Issuance Of Additional Warrant                                  1

               Article II. Representations And Warranties Of UBET

 Section 2.01.    Organization And Qualification                                  2
 Section 2.02.    Authorization And Validity                                      2
 Section 2.03.    Capitalization                                                  3
 Section 2.04.    Reports And Financial Statements                                4
 Section 2.05.    No Approvals Or Notices Required; No Conflict With Instruments  4
 Section 2.06.    Absence Of Certain Changes Or Events                            5
 Section 2.07.    Legal Proceedings                                               6
 Section 2.08.    Compliance With Regulatory Requirements                         6
 Section 2.09.    Brokers Or Finders                                              6
 Section 2.10.    Intellectual Property                                           7
 Section 2.11.    Compliance With Charter And Contracts                           7
 Section 2.12.    Disclosure                                                      8
 Section 2.13.    Section 203 Of The DGCL                                         8

               Article III. Representations And Warranties Of TVG

 Section 3.01.    Organization And Qualification                                  8
 Section 3.02.    Authorization And Validity Of Agreement                         8
 Section 3.03.    No Approvals Or Notices Required; No Conflict With Instruments  8
 Section 3.04.    Legal Proceedings                                               9
 Section 3.05.    Compliance With Regulatory Requirements                         9
 Section 3.06.    Brokers Or Finders                                             10
 Section 3.07.    Intellectual Property                                          10
 Section 3.08     Compliance with Charter                                        10
 Section 3.09.    Investment Purpose                                             10

                         Article IV. Certain Covenants

 Section 4.01.    UBET Stockholder Meeting                                       11
 Section 4.02.    Reservation Of Shares                                          12
 Section 4.03.    Obtaining Of Certain Governmental Approvals                    12
 Section 4.04.    Reasonable Efforts                                             13
 Section 4.05.    UBET Board Representation                                      13
 Section 4.06.    Registration Rights                                            14
 Section 4.07.    Rights To Additional Shares                                    24
 Section 4.08.    Restrictions On Purchases Of UBET Common Stock
                  Other Than Pursuant To The Warrants                            24
 Section 4.09.    Ladbroke Agreement                                             24

                            Article V. Miscellaneous

 Section 5.01.    Further Assurances                                             25
 Section 5.02.    Expenses                                                       25
 Section 5.03.    Notices                                                        25
 Section 5.04.    Entire Agreement                                               26
 Section 5.05.    Assignment; Binding Effect; Benefit                            26
 Section 5.06.    Amendment                                                      26

 Section 5.07.    Extension; Waiver                                              26
 Section 5.08.    Survival                                                       27
 Section 5.09.    Arbitration                                                    27
 Section 5.10.    Interpretation                                                 27
 Section 5.11.    Counterparts                                                   27
 Section 5.12.    Applicable Law                                                 28

                            WARRANT ISSUANCE AGREEMENT


     WARRANT ISSUANCE AGREEMENT (this "Agreement"), dated as of May 18, 2001, by
                                       ---------
and between YOUBET.COM, INC., a Delaware corporation ("UBET") and ODS
                                                       ----
TECHNOLOGIES, L.P., a Delaware limited partnership ("TVG").
                                                     ---

                                    RECITALS

     WHEREAS, UBET and TVG are parties to a License and Content Agreement (the

"License Agreement"), dated as of the date hereof, relating to the grant by TVG
------------------
to UBET of a non-exclusive license to use, subject to the terms thereof, (i) TVG's patented systems, platforms, methods and technologies for the making of pari-mutuel wagers on horse races using telephones and online using personal computers and other devices approved by the TVG in its business judgment, and
(ii) certain horsetrack simulcast audio, video and data content for the purpose of streaming such content online and the agreement of each track to accept wagers based on such content;

     WHEREAS, UBET and TVG have made the execution and delivery of this Agreement a condition to the execution and delivery of the License Agreement; and

     WHEREAS, UBET intends, subject to the terms and conditions set forth in this Agreement, to issue to TVG certain warrants representing the right to purchase shares of common stock, par value $.001 per share, of UBET ("UBET
                                                                      ----
Common Stock").
------------

     NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                              ISSUANCE OF WARRANTS

       SECTION 1.01. Issuance of Initial Warrant. UBET, for good and valuable
                     ---------------------------
consideration the receipt and sufficiency of which is hereby acknowledged, shall issue to TVG a warrant (the "Initial Warrant") to purchase an aggregate of
                             ---------------
3,884,650 shares of UBET Common Stock (as the same may be adjusted pursuant to the terms of the Initial Warrant, the "Initial Warrant Shares"). The Initial
                                       ----------------------
Warrant shall be evidenced by, and have the terms (including adjustment terms) set forth in, the Warrant Certificate attached hereto as Exhibit A.

       SECTION 1.02. Issuance of Additional Warrant. Subject only to (i) the
                     ------------------------------
approval of UBET's stockholders of the Warrant Proposal as provided in Section 4.01, and (ii) the License Agreement not having been terminated according to its terms, immediately following the UBET Stockholders Meeting (as hereinafter defined), UBET, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, shall issue to TVG a warrant (the "Additional
                                                                    ----------
Warrant") to purchase a number of shares of UBET Common Stock which, when
-------
aggregated with the number of Initial Warrant Shares, shall equal 51.0% of the sum of (i) the total number of shares of UBET Common Stock outstanding on the date the Additional Warrant is exercised (the "Additional Warrant Exercise Date"), (ii)
                                      --------------------------------
the total number of shares of UBET Common Stock issuable upon exercise of the Additional Warrant, and (iii) the total number of Initial Warrant Shares then issuable upon exercise of the Initial Warrant (as the same may be adjusted pursuant to the terms of the Additional Warrant, the "Additional Warrant
                                                      ------------------
Shares").  The Additional Warrant shall be evidenced by, and have terms
------
(including adjustment terms) set forth in, the Warrant Certificate attached hereto as Exhibit B.

                                  ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF UBET

     UBET hereby represents and warrants to TVG as follows:

       SECTION 2.01. Organization and Qualification. UBET (i) is a corporation
                     ------------------------------
duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing has not had, either individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of UBET. UBET has delivered to TVG true and complete copies of its Certificate of Incorporation and By-laws, each as amended through and in effect on the date hereof. UBET has no Subsidiaries.

       SECTION 2.02. Authorization and Validity. Except as set forth on Schedule
                     --------------------------
2.02, UBET has all requisite corporate power and authority to enter into this Agreement and the License Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, provided however, that the issuance of the Additional Warrant pursuant to
Section 1.02 shall require the adoption of the Warrant Proposal by UBET's stockholders as provided in Section 4.01. The execution, delivery and performance by UBET of this Agreement and the License Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of UBET (the "UBET Board") and by all other necessary corporate action on the part of UBET, subject, in the case of the issuance of the Additional Warrant pursuant to Section 1.02, to the adoption of the Warrant Proposal by UBET's stockholders as provided as in Section 4.01. This Agreement and the License Agreement have been duly executed and delivered by UBET and each is a valid and binding obligation of UBET, enforceable against UBET in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

SECTION 2.03.  Capitalization.
               --------------

       (a) At the date hereof, the authorized capital stock of UBET consists of
(i) 50,000,000 shares of UBET Common Stock and (ii) 1,000,000 shares of Preferred Stock, par value $.001 per share (the "UBET Preferred Stock").
                                                 --------------------
As of the close of business on May 18, 2001: (i) 19,520,850 shares of UBET Common Stock were issued and outstanding, 10,951,416 shares were reserved for issuance upon exercise of outstanding stock options and warrants and no shares were held by UBET in its treasury; and (ii) no shares of UBET Preferred Stock were issued or outstanding or held by UBET in its treasury. All issued and outstanding shares of UBET Common Stock have been validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any Federal or state securities laws. Except as set forth in the UBET Commission Filings (as hereinafter defined) or on Schedule 2.03, there are no issued or outstanding bonds, debentures, notes or other indebtedness of UBET which have the right to vote (or which are convertible into other securities having the right to vote) on any matters on which stockholders of UBET may vote ("Voting Debt"). Except as
                                                        -----------
set forth in the UBET Commission Filings or on Schedule 2.03, there are not as of the date hereof any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character to or by which UBET is a party or is bound which, directly or indirectly, obligate UBET to issue, deliver or sell or cause to be issued, delivered or sold any shares of UBET Common Stock or UBET Preferred Stock or any other capital stock, equity interest or Voting Debt of UBET or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for any such shares, interests or Voting Debt or obligating UBET to grant, extend or enter into any such subscription, option, warrant, call or right. Except as set forth in the UBET Commission Filings or on Schedule 2.03, UBET has not adopted, authorized or assumed any plans, arrangements or practices for the benefit of its officers, employees or directors which require or permit the issuance, sale, purchase or grant of any capital stock, other equity interests or Voting Debt of UBET or any other securities convertible into, or exercisable or exchangeable for, any such stock, interests or Voting Debt or any phantom shares, phantom equity interests or stock or equity appreciation rights. Except as set forth in the UBET Commission Filings or on Schedule 2.03, there are not as of the date hereof any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or other agreements of any character that, directly or indirectly, (x) call for or relate to the sale, pledge, transfer or other disposition by UBET of any shares of capital stock or other equity interests or any Voting Debt of UBET or (y) relate to the voting or control of such capital stock or other equity interests or Voting Debt.

       (b) The Initial Warrant Shares, as of the date hereof, constitute at least 19.9% of the issued and outstanding shares of UBET Common Stock. The Initial Warrant Shares, upon issuance and delivery against payment of the exercise price therefor in accordance with the terms of the Initial Warrant, will be duly authorized, validly issued, fully paid and non-assessable, will be free of any liens, claims, charges, security interests, pledges, voting or shareholder agreements, encumbrances or equities of any kind whatsoever (except as expressly contemplated hereby or to the extent created by TVG) and will not be issued in violation of any preemptive rights.

       (c) Upon exercise of the Additional Warrant, the Additional Warrant Shares shall equal not less than 51% of the sum of (x) the total number of shares of UBET Common Stock outstanding on the Additional Warrant Exercise Date,
(y) the total number of shares of UBET Common Stock issuable upon exercise of the Additional Warrant, and (z) the Initial Warrant Shares then issuable upon exercise of the Initial Warrant. Subject to approval of the Warrant Proposal, the Additional Warrant Shares, upon issuance and delivery against payment of the exercise price therefor in accordance with the terms of the Additional Warrant, will be duly authorized, validly issued, fully paid and non-assessable, will be free of any liens, claims, charges, security interests, pledges, voting or shareholder agreements, encumbrances or equities of any kind whatsoever (except as expressly contemplated hereby or to the extent created by TVG) and will not be issued in violation of any preemptive rights.

       SECTION 2.04. Reports and Financial Statements. UBET has heretofore made
                     --------------------------------
available to TVG true and complete copies of all reports, registration statements, definitive proxy statements and other documents (in each case together with all amendments and supplements thereto) filed by UBET with the Securities and Exchange Commission (the "Commission") since March 30, 2000 (such
                                         ----------
reports, registration statements, definitive proxy statements and other documents, together with any amendments and supplements thereto, are sometimes collectively referred to as the "UBET Commission Filings"). The UBET Commission
                                 -----------------------
Filings constitute all of the documents (other than preliminary material) that UBET was required to file with the Commission since such date. As of their respective dates, each of the UBET Commission Filings complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended
              --------------
(the "Exchange Act"), and the rules and regulations under each such Act, and
      ------------
none of the UBET Commission Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When filed with the Commission, the financial statements included in the UBET Commission Filings complied as to form in all material respects with the applicable rules and regulations of the Commission and were prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and such financial statements fairly present the financial position of UBET as at the dates thereof and the results of its operations and its cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to year-end audit adjustments, none of which are expected to be material in nature or amount. Since December 31, 2000, except in the ordinary course of business or as disclosed in the UBET Commission Filings filed with the Commission prior to the date hereof, as of the date hereof, UBET has not incurred any liability or obligation of any kind which, in any case or in the aggregate, would have a material adverse effect on the business, assets, results of operations or financial condition of UBET.

       SECTION 2.05. No Approvals or Notices Required; No Conflict with
                     --------------------------------------------------
Instruments. Except as set forth on Schedule 2.05, the execution and delivery by
-----------
UBET of this Agreement and the License Agreement do not, and the performance by UBET of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not:

              (i) conflict with or violate the Certificate of Incorporation, as amended, or By-laws, as amended, of UBET;

              (ii) require any consent, approval, order or authorization of or other action by any Governmental Entity (as defined in clause (v) of this
       Section 2.05) (a "Government Consent") or any registration,
                         ------------------
       qualification, declaration or filing with or notice to any Governmental Entity (a "Governmental Filing"), in each case on the part of or with
                  -------------------
       respect to UBET, the absence or omission of which would, either individually or in the aggregate, have a material adverse effect on the transactions contemplated by this Agreement or the License Agreement or on the business, assets, results of operations or financial condition of UBET;

              (iii) require, on the part of UBET, any consent by or approval of (a "Contract Consent") or notice to (a "Contract Notice") any other
           ----------------                    ---------------
       person or entity (other than a Governmental Entity), the absence or omission of which would, either individually or in the aggregate, have a material adverse effect on the transactions contemplated by this Agreement or the License Agreement or on the business, assets, results of operations or financial condition of UBET;

              (iv) assuming that the Contract Consents and Contract Notices described on Schedule 2.05 are obtained and given, conflict with, result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of any material benefit under or the creation of any lien, security interest, pledge, charge, claim, option, right to acquire, restriction on transfer, voting restriction or agreement, or any other restriction or encumbrance of any nature whatsoever on any assets pursuant to (any such conflict, violation, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") any contract (which term
                                          ---------
       shall mean and include any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument, employee benefit plan or practice, or other agreement, obligation, commitment or concession of any nature) to which UBET is a party, by which UBET or its assets or properties is bound or affected or pursuant to which UBET is entitled to any rights or benefits, except for such Violations which would not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations or financial condition of UBET; or

              (v) assuming that the Government Consents and Governmental Filings specified in clause (ii) of this Section 2.05 are obtained, made and given, result in a Violation of, under or pursuant to, any law, rule, regulation, order, judgment or decree applicable to UBET or by which any of its properties or assets is bound or affected, except for such Violations which would not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated by this Agreement or the License Agreement or on the business, assets, results of operations or financial condition of UBET. As used herein, the term "Governmental Entity" means and includes any court, administrative agency
        -------------------
       or commission or other governmental authority or instrumentality, domestic or foreign.

       SECTION 2.06. Absence of Certain Changes or Events. Except as otherwise
                     ------------------------------------
disclosed in the UBET Commission Filings filed with the Commission prior to the date hereof or as set forth on Schedule 2.06, during the period commencing on January 1, 2001 and ending on the date of this Agreement, there has not been any material adverse change in, and no event has occurred and no condition exists which, individually or together with other events or conditions (excepting therefrom general market and economic conditions), has had a material adverse effect on, the business, assets, results of operations or financial condition of UBET.

       SECTION 2.07. Legal Proceedings. Except as set forth in the UBET
                     -----------------
Commission Filings filed with the Commission prior to the date hereof or as set forth on Schedule 2.07, there is no suit, action or proceeding pending or, to the knowledge of UBET, any investigation pending or any suit, action, proceeding or investigation threatened, against, involving or affecting UBET or its properties or rights, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against UBET, which does or will (i) result in the modification, termination, suspension, impairment or reformation of any material contract to which UBET is a party; (ii) materially adversely affect the manner in which UBET conducts its business; (iii) materially adversely affect the ability of UBET or TVG to consummate any of the transactions contemplated by this Agreement or the License Agreement; or (iv) have a material adverse effect on the business, assets, results of operations or financial condition of UBET.

       SECTION 2.08. Compliance With Regulatory Requirements. Except as set
                     ---------------------------------------
forth in the UBET Commission Filings filed with the Commission prior to the date hereof or as set forth on Schedule 2.08, UBET is in compliance with, and has conducted its business so as to comply with, all applicable laws, rules, regulations, ordinances and codes, domestic or foreign, including laws, rules, regulations, ordinances and codes relating to the protection of the environment, except where the failure so to comply has not had, and may reasonably be expected not to have, either individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of UBET. The UBET Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market, and, except as set forth on Schedule 2.08, UBET has taken no action designed to, or which is likely to have the effect of, terminating the registration of the UBET Common Stock under the Exchange Act or delisting the UBET Common Stock from the Nasdaq National Market. Provided that any shares of UBET Common Stock are then listed on the Nasdaq National Market, the Initial Warrant Shares, upon exercise of the Initial Warrant, and the Additional Warrant Shares, upon exercise of the Additional Warrant, will be approved for listing on the Nasdaq National Market.

       SECTION 2.09. Brokers or Finders. No agent, broker, investment banker,
                     ------------------
financial advisor or other person or entity is or will be entitled, by reason of any agreement, act or statement by UBET or any of its directors, officers, employees or affiliates, to any financial advisory, broker's, finder's or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement or the License Agreement, and UBET agrees to indemnify and hold TVG harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions, expenses or claims for indemnification or contribution asserted by any person on the basis of any act or statement made by UBET or any of its directors, officers, employees or affiliates.

       SECTION 2.10. Intellectual Property.
                     ---------------------

       (a) UBET owns, or has the defensible right to use, all Intellectual Property used in UBET's business, except where the failure to own or have the right to use such Intellectual Property would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations or financial condition of UBET.

       (b) Except as disclosed in the UBET Commission Filings filed with the Commission prior to the date hereof and except as set forth on Schedule 2.10, no claims have been asserted or, to the knowledge of UBET, threatened by any person or entity (i) challenging the ownership, validity or effectiveness of any Intellectual Property owned or used by UBET , (ii) to the effect that any activity of UBET infringes on any patent or (iii) against the use by UBET of any Intellectual Property necessary for the conduct of its business, except where such claims would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations or financial condition of UBET.

       (c) As used in this Section 2.10, "Intellectual Property" means all
                                          ---------------------
industrial and intellectual property rights including Proprietary Technology, patents, patent applications, trademarks, trademark applications and registrations, service marks, service mark applications and registrations, copyrights, know-how, licenses relating to any of the foregoing, trade secrets, proprietary processes and formulae. "Proprietary Technology" means all
                                     ----------------------
proprietary processes, formulae, inventions, trade secrets, know-how, development tools and other proprietary rights used by UBET pertaining to any product, software or service manufactured, marketed, licensed or sold by UBET in the conduct of its business or used, employed or exploited in the development, license, sale, marketing, distribution or maintenance thereof, and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, know-how, notebooks, software, records and disclosures.

       SECTION 2.11. Compliance with Charter and Contracts.
                     -------------------------------------

       (a) UBET is not in violation of any term of its charter or by-laws.

       (b) UBET has filed with the Commission copies of all agreements, leases, license agreements and other contracts to which UBET is a party or may be bound that, after consultation with its legal counsel, UBET reasonably believes are required to be filed under the Securities Act and the Exchange Act. Except as set forth on Schedule 2.11, each of such agreements, leases, license agreements and contracts is in full force and effect (other than those which have expired or terminated pursuant to their terms or by mutual agreement of UBET and each other party thereto since the filing thereof), and (i) neither UBET nor, to UBET's knowledge, any other party thereto, has breached or is in default thereunder, (ii) to UBET's knowledge, no event has occurred which, with the passage of time or the giving of notice, would constitute such a breach or default, (iii) no claim of material default thereunder has, to UBET's knowledge, been asserted or threatened and (iv) neither UBET nor, to UBET's knowledge, any other party thereto is seeking the renegotiation thereof or substitute performance thereunder, except where such breach or default, or attempted renegotiation or substitute performance, individually or in the aggregate, would not have a material adverse effect on the business, assets, results of operations or financial condition of UBET.

       SECTION 2.12. Disclosure. Neither this Agreement, nor any other
                     ----------
agreement, document, certificate or other written instrument delivered pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements herein and therein, when taken together, not misleading.

       SECTION 2.13. Section 203 of the DGCL. Prior to the execution of this
                     -----------------------
Agreement, the UBET Board has approved the transactions contemplated by this Agreement and the License Agreement, including the acquisition by TVG of the Initial Warrant Shares and the Additional Warrant Shares upon exercise of the Initial Warrant and the Additional Warrant, respectively, for all purposes, including Section 203 of the Delaware General Corporation Law ("DGCL"), and none of TVG or any "affiliate" or "associate" (as such terms are defined in Section 203 of the DGCL) shall as a result of the execution of this Agreement, the exercise of the Initial Warrant or the Additional Warrant or consummation of the transactions contemplated by this Agreement or the License Agreement, be subject to any restrictions of Section 203 of the DGCL.


                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF TVG

     TVG hereby represents and warrants to UBET as follows:

       SECTION 3.01. Organization and Qualification. TVG (i) is a limited
                     ------------------------------
partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite partnership power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing has not had, either individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of TVG.

       SECTION 3.02. Authorization and Validity of Agreement. TVG has all
                     --------------------------------------
requisite partnership power and authority to enter into this Agreement and the License Agreement and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by TVG of this Agreement and the License Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary partnership action on the part of TVG. This Agreement and the License Agreement have been duly executed and delivered by TVG and each is a valid and binding obligation of TVG, enforceable against TVG in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

       SECTION 3.03. No Approvals or Notices Required; No Conflict with
                     --------------------------------------------------
Instruments. Except as set forth on Schedule 3.03, the execution and delivery by
-----------
TVG of this Agreement and
the License Agreement do not, and the performance by TVG of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not:

              (i) conflict with or violate the Agreement of Limited Partnership of TVG;

              (ii) require any Government Consent or Governmental Filing, in each case on the part of or with respect to TVG, the absence or omission of which would, either individually or in the aggregate, have a material adverse effect on the ability of TVG to perform its obligations under this Agreement or the License Agreement, except for the filing with the Commission of such reports under Section 13(d) of the Exchange Act as may be required in connection with the transactions contemplated by this Agreement;

              (iii) require, on the part of TVG, any Contract Consent or Contract Notice, the absence or omission of which would, either individually or in the aggregate, have a material adverse effect on the ability of TVG to perform its obligations under this Agreement or the License Agreement;

              (iv) conflict with or result in any Violation of any contract to which TVG is a party, by which TVG or any of its assets or properties is bound or affected or pursuant to which TVG is entitled to any rights or benefits, except for such Violations which would not, either individually or in the aggregate, have a material adverse effect on the ability of TVG to perform its obligations under this Agreement or the License Agreement; or

              (v) assuming that the Government Consents and Governmental Filings specified in clause (ii) of this Section 3.03 are obtained, made and given, result in a Violation of, under or pursuant to, any law, rule, regulation, order, judgment or decree applicable to TVG or by which any of its properties or assets are bound or affected, except for such Violations which would not, either individually or in the aggregate, have a material adverse effect on the ability of TVG to perform its obligations under this Agreement or the License Agreement.

       SECTION 3.04. Legal Proceedings. There is no suit, action or proceeding
                     -----------------
pending or, to the knowledge of TVG, any investigation pending or any suit, action, proceeding or investigation threatened, against or involving TVG or any of its properties or rights, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against TVG, which does or will materially adversely affect the ability of TVG to consummate the transactions contemplated by this Agreement or the License Agreement.

       SECTION 3.05. Compliance With Regulatory Requirements. TVG is in
                     ---------------------------------------
compliance with, and has conducted its business so as to comply with, all applicable laws, rules, regulations, ordinances and codes, domestic or foreign, except where the failure so to comply has not had, and may reasonably be expected not to have, either individually or in the aggregate, a material adverse effect on the ability of TVG to perform its obligations under this Agreement or the License Agreement.

       SECTION 3.06. Brokers or Finders. No agent, broker, investment banker,
                     ------------------
financial advisor or other person or entity is or will be entitled, by reason of any agreement, act or statement by TVG or any of its directors, officers, employees or affiliates, to any financial advisory, broker's, finder's or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement or the License Agreement, and TVG agrees to indemnify and hold UBET harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions, expenses or claims for indemnification or contribution asserted by any person on the basis of any act or statement made by TVG or any of its directors, officers, employees or affiliates.

       SECTION 3.07. Intellectual Property.
                     ---------------------

       (a) TVG owns, or has the defensible right to use, all Intellectual Property used in TVG's business, except where the failure to own or have the right to use such Intellectual Property would not, individually or in the aggregate, have a material adverse effect on the ability of TVG to perform its obligations under this Agreement or the License Agreement.

       (b) No claims which, individually or in the aggregate, are reasonably expected to have a material adverse effect on the ability of TVG to consummate the transactions contemplated by this Agreement or the License Agreement, or to perform its obligations hereunder or thereunder, have been asserted or, to the knowledge of TVG, threatened by any person or entity (i) to the effect that any of the Intellectual Property licensed by TVG to UBET pursuant to the License Agreement infringes on any patent, (ii) against the use by TVG of any Intellectual Property necessary for TVG to perform its obligations under the License Agreement, or (iii) challenging the ability of TVG to provide the simulcast audio and visual signals and pari-mutuel wagering as provided in the License Agreement.

       (c) As used in this Section 3.07, "Intellectual Property" means all
                                          ---------------------
industrial and intellectual property rights including Proprietary Technology, patents, patent applications, trademarks, trademark applications and registrations, service marks, service mark applications and registrations, copyrights, know-how, licenses relating to any of the foregoing, trade secrets, proprietary processes and formulae. "Proprietary Technology" means all
                                     ----------------------
proprietary processes, formulae, inventions, trade secrets, know-how, development tools and other proprietary rights used by TVG pertaining to any product, software or service manufactured, marketed, licensed or sold by TVG in the conduct of its business or used, employed or exploited in the development, license, sale, marketing, distribution or maintenance thereof, and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, know-how, notebooks, software, records and disclosures.

       SECTION 3.08. Compliance with Charter. TVG is not in violation of any
                     -----------------------
terms of its certificate of limited partnership or partnership agreement except where such violation would not have a material adverse effect on the ability of TVG to perform its obligations under this Agreement or the License Agreement.

       SECTION 3.09. Investment Purpose. TVG is acquiring the Initial Warrant
                     ------------------
and, provided the Warrant Proposal is adopted by UBET's Stockholders as provided in Section 4.01, the Additional Warrant, solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof in any transaction which would be in violation of the securities laws of the United States of America or any state thereof. TVG understands that the certificate representing the Initial Warrant Shares and the Additional Warrant Shares will contain a legend stating in substance:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933 and such shares may not be sold or transferred unless such sale or transfer will be effected in accordance with the registration requirements of the Securities Act of 1933, as at that time amended, or in accordance with any exemption from the registration requirements of such Act, which may then be available thereto."

     TVG understands and acknowledges that UBET will deliver unlegended certificates in exchange for the certificate bearing such legend only in the event that (i) TVG transfers shares represented by such certificate pursuant to and in the manner provided for in an effective registration statement covering the transfer or sale of such shares or (ii) TVG shall have delivered to UBET a letter from the staff of the Commission, or an opinion of counsel in form reasonably satisfactory to UBET to the effect that such legend is not required for the purposes of the Securities Act.


                                   ARTICLE IV

                               CERTAIN COVENANTS

       SECTION 4.01. UBET Stockholder Meeting.
                     ------------------------

       (a) UBET will, either at its 2001 annual meeting of stockholders or, at its option, at a special meeting of its stockholders, in either case to be held on or before October 1, 2001, propose for approval by UBET's stockholders the issuance to TVG of the Additional Warrant (the "Warrant Proposal") and such
                                                ----------------
increases in the authorized number of shares of Common Stock as UBET determines is prudent in light of the number of Additional Warrant Shares. Subject to the fiduciary duties of UBET's directors under applicable law as determined by a majority of such directors with the advice of legal counsel, the UBET Board will recommend that UBET's stockholders vote in favor of approval of the Warrant Proposal at such meeting (the "UBET Stockholders Meeting"), and UBET will use
                               -------------------------
its best efforts to solicit from its stockholders proxies in favor of such approval. To the extent that the Initial Warrant has been exercised on or prior to the record date for the UBET Stockholders Meeting, TVG agrees that any stock received by it as a result of such exercise will not be counted in determining whether the requisite percentage of UBET's stockholders vote in favor of the Warrant Proposal.

       (b) UBET shall (i) as soon as reasonably practicable in light of the anticipated date of the UBET Stockholders Meeting file with the Commission a preliminary form (the "UBET Preliminary Proxy Statement") of the definitive
                       --------------------------------
proxy statement to be mailed to UBET's stockholders in connection with the UBET Stockholders Meeting (the "UBET Proxy
                           ----------

Statement"), (ii) use its best efforts to promptly respond to the comments of
---------
the Commission thereon, and (iii) use its best efforts to cause the UBET Proxy Statement to be filed with the Commission as soon as reasonably practicable after the UBET Preliminary Proxy Statement, as it may be amended, is cleared by the Commission. To the extent that the UBET Preliminary Proxy Statement or any amendment thereto includes a description of TVG and/or this Agreement or the License Agreement, UBET will provide TVG with the opportunity to review and comment on such description prior to the filing of the UBET Preliminary Proxy Statement or such amendment, as the case may be, and will consider in good faith such comments as TVG may have with respect thereto.

       (c) UBET shall notify TVG promptly after the receipt by UBET of any comments of the Commission on, or of any request by the Commission for amendments or supplements to, the UBET Preliminary Proxy Statement or UBET Proxy Statement and shall provide TVG with copies of all correspondence between UBET or any of its representatives and the Commission with respect to either of the foregoing filings.

       SECTION 4.02. Reservation of Shares. UBET will at all times during the
                     ---------------------
period that the Initial Warrant or the Additional Warrant may be exercised reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued UBET Common Stock, or its authorized and issued UBET Common Stock held in treasury, for the purpose of enabling it to satisfy any obligation to issue Initial Warrant Shares upon exercise of the Initial Warrant and Additional Warrant Shares upon exercise of the Additional Warrant, the full number of Initial Warrant Shares and Additional Warrant Shares deliverable upon the exercise of the Initial Warrant and Additional Warrant, respectively. UBET covenants and agrees that for so long as the Initial Warrant or the Additional Warrant is outstanding and is exercisable, it will not take any action to increase the par value of the UBET Common Stock or issue any shares of UBET Preferred Stock which grants the holders thereof the right to vote on any matters on which the holders of UBET Common Stock may vote.

       SECTION 4.03. Obtaining of Certain Governmental Approvals.
                     -------------------------------------------

       (a) UBET from time to time will use reasonable efforts to obtain and keep effective any and all permits, consents and approvals of Governmental Entities and to make securities law filings under federal and state laws, or with any securities exchange or association on which the UBET Common Stock is listed, that may be required in connection with the issuance and delivery of the Additional Warrant, the exercise of the Initial Warrant and the Additional Warrant and the issuance and delivery of Initial Warrant Shares and the Additional Warrant Shares.

       (b) Without limiting the generality of the foregoing, in the event that TVG reasonably believes that exercise of the Initial Warrant or the Additional Warrant and issuance of Initial Warrant Shares or Additional Warrant Shares acquirable upon such exercise requires prior compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder (the "HSR Act and Rules"), then any such exercise shall be contingent
                 -----------------
upon such prior compliance. To effect such compliance, UBET and TVG will, promptly following receipt by UBET of TVG's notice of exercise, use their respective commercially reasonable efforts to make all filings necessary to cause the expiration or termination of any applicable waiting period under the HSR Act and Rules. Each of UBET and TVG shall bear and pay its respective costs or expenses that it incurs in complying with this Section 4.03(b), except that each of UBET and TVG shall each pay one half of any fee payable to the Federal Trade Commission (the "FTC") or the
                                                              ---
Antitrust Division of the Department of Justice (the "DOJ") or any other
                                                      ---
governmental body then having jurisdiction with respect to the HSR Act and Rules in connection with the filing of any reports under the HSR Act and Rules. Notwithstanding anything to the contrary contained herein, in the event that any filing under the HSR Act and Rules made by TVG and UBET pursuant to this Section 4.03(b) results in either the FTC or DOJ issuing a written "request for additional information or documentary material" pursuant to Section 7A(e)(i) of the HSR Act and Rules 16 C.F.R. (S)803.20, then TVG shall have the absolute right to withdraw such filing and its notice of exercise of the Initial Warrant and/or the Additional Warrant, as the case may be.

       SECTION 4.04. Reasonable Efforts. Subject to the terms and conditions of
                     ------------------
this Agreement and applicable law, each of the parties shall use its reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable.

       SECTION 4.05. UBET Board Representation. Following the exercise of the
                     -------------------------
Initial Warrant and/or the Additional Warrant and for so long as TVG beneficially owns at least 5% of the outstanding shares of UBET common stock (the "Director Designation Period"), UBET agrees to use its best efforts to
      ---------------------------
enable TVG to designate a number of directors to the UBET Board in a ratio based on TVG's overall ownership of UBET Common Stock according to the following formula:

               Percentage of Outstanding             Ratio of TVG's Board Designees
               Common Stock Owned by TVG             to Total Number of Directors
               -------------------------             ----------------------------
               5% to 30%                             1/5
               more than 30% up to 49.9%             2/5
               more than 49.9% up to 60%             3/5
               more than 60% up to 79.9%             4/5
               more than 79.9%                       5/5

In furtherance of the foregoing, during the Director Designation Period, at each annual or special meeting of the stockholders of UBET at which members of the UBET Board are to be elected, UBET agrees to use its best efforts to cause the UBET Board (or any authorized committee thereof) to nominate and recommend the election to the UBET Board of a number of directors designated by TVG in the ratio to the fully constituted UBET Board set forth above, based on the percentage of the outstanding shares of UBET Common Stock owned by TVG as of the record date for such meeting of UBET stockholders. During the Director Designation Period, UBET agrees (i) to use its best efforts to fill any vacancy created by the resignation, withdrawal or removal of any director designated by TVG with a new director designated by TVG, and (ii) to not take any action to increase the number of directors constituting the full UBET Board if, as a result of such increase and the filling of vacancies created thereby, the ratio of directors of the UBET Board designated by TVG to the total number of directors shall be a fraction less than the ratio of TVG-designated directors to the total number of directors immediately prior to such increase.

       SECTION 4.06. Registration Rights.
                     -------------------

              (a) Demand Registration Rights.
                  --------------------------

              (i) At any time and from time to time after the date hereof, TVG and any transferee of Registrable Securities (as defined in clause (viii) of this Section 4.06(a)) who becomes a party to this Agreement (each such transferee and TVG, a "Holder, and collectively, the "Holders") shall have the right to request UBET to effect the registration under the Securities Act of all or part of their Registrable Securities. Holders shall exercise such right by giving of a notice stating (A) the number of Registrable Securities to be included in such registration statement and
       (B) the Holder's intended method of distribution (which may include an underwritten offering). Upon receipt by UBET of any such request, UBET shall promptly give notice of such proposed registration to all Holders who hold Registrable Securities and thereupon shall, as expeditiously as possible, use reasonable efforts to effect the registration under the Securities Act of:

                     (A) all Registrable Securities that UBET has been requested to register pursuant to clause (i) of this Section 4.06(a); and

                     (B) all other Registrable Securities that Holders have,
              within 20 days after UBET has given such notice, requested UBET to register;

all to the extent requisite to permit the sale or other disposition by the Holders of the Registrable Securities so to be registered.

              (ii) If the managing underwriter, selected pursuant to Section 4.06(g)(i), of the public offering to be effected pursuant to a registration statement filed pursuant to clause (i) of this Section 4.06(a) of any Registrable Securities shall advise UBET in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration (including securities of UBET that are not Registrable Securities) exceeds the number that can be sold in such offering without having an adverse effect on such offering, UBET will include in such registration to the extent of the number that UBET is so advised can be sold in such offering:

                     (A) first, Registrable Securities requested to be included
                         -----
              in such registration by TVG;

                     (B) second, Registrable Securities requested to be included
                         ------
              in such registration by Holders other than TVG pro rata based on the number of such shares to be included; and

                     (C) third, other securities of UBET proposed to be included
                         -----
              pursuant to Section 4.06(a)(vii) in such registration, in accordance with the priorities, if any, then existing among UBET and the holders of such other securities.

              (iii) The Holders requesting inclusion in a registration statement under this Section 4.06(a) may withdraw from any requested registration pursuant to this Section 4.06(a) by giving written notice to UBET prior to the date an underwriting agreement is executed or such registration statement becomes effective; provided, however, that for a period of six months after such withdrawal, such Holders may not request any registration pursuant to this Section 4.06(a) unless (A) such Holders pay UBET for its out-of-pocket expenses relating to such registration, (B) the registration statement had not been filed within 60 days of the initial request for registration pursuant to Section 4.06(a)(i) or had not become effective within 75 days of its filing or (C) UBET otherwise failed to comply with its obligations under this Section 4.06 with respect to such registration.

              (iv) UBET shall not be required to effect more than a total of five effective registrations under this Section 4.06(a). If UBET shall have filed a registration statement and all of the Holders requesting registration thereunder shall have withdrawn from the registration under
       Section 4.06(a)(iii) prior to such registration statement becoming effective, such registration shall be deemed to have been effective unless (A) such Holders pay UBET for its out-of-pocket expenses relating to such registration, (B) the registration statement had not been filed within 60 days of the initial request for registration pursuant to
       Section 4.06(a)(i) or had not become effective within 75 days of its filing or (C) UBET otherwise failed to comply with its obligations under this Section 4.06 with respect to such registration. Notwithstanding the foregoing, if the Holders withdraw from an offering after the registration statement for the shares to be offered thereby has become effective due to the occurrence of any of the events set forth in Sections 4.06(c)(vi), (vii) or (viii), in each case unless cured prior to the Holders' withdrawal, then such registration shall not be counted as an effective registration for purposes of this Section 4.06(a)(iv).

              (v) UBET shall not be required to effect a registration pursuant to this Section 4.06(a) unless the offering includes Registrable Securities having a fair market value of at least $2 million in the aggregate.

              (vi) UBET shall not be required to effect any registration within six (6) months of the effective date of any other registration under this
       Section 4.06(a).

              (vii) If the managing underwriter in an underwritten offering has not limited the number of Registrable Securities to be underwritten, then UBET may include securities for its own account or for the account of others in such registration statement and underwriting if the managing underwriter so agrees and if the number of Registrable Securities held by Holders which would otherwise have been included in such registration statement and underwriting will not thereby be limited. The inclusion of such shares shall be on the same terms as the registration of Registrable Securities held by the Holders. In the event that the managing underwriter excludes some of the securities to be registered, the securities to be sold for the account of UBET and any other holders shall be excluded in their entirety prior to the exclusion of any Registrable Securities of the Holders.

              (viii) For purposes of this Agreement, the term "Registrable
                                                               -----------
       Securities" shall mean any Initial Warrant Shares or Additional Warrant
       ----------
       Shares. As to any particular Registrable Securities once issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement,
       (ii) such securities shall be freely saleable by the applicable Holder without limits as to volume under Rule 144 (or any successor provision) under the Securities Act, (iii) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by UBET and subsequent disposition of them shall not require registration or qualification of them under the Securities Act, or (iv) such securities shall have ceased to be outstanding.

       (b) "Piggyback" Registrations. If UBET at any time proposes to register
            ------------------------
any of its securities under the Securities Act (other than pursuant to Section 4.06(a)) on a registration statement on Form S-1, S-2 or S-3 or on any other form upon which may be registered securities similar to the Registrable Securities for sale to the general public except Form S-4 and Form S-8, UBET will at each such time give prompt notice to the Holders of its intention to do so setting forth the date on which UBET proposes to file such registration statement, which date shall be no earlier than 20 days from the date of such notice, and advising the Holders of their right to have Registrable Securities included therein. Upon the written request of the Holders given to UBET not less than 5 days prior to the proposed filing date of such registration statement set forth in such notice, UBET will use reasonable best efforts to cause each of the Registrable Securities that UBET has been requested to register by the Holders to be registered under the Securities Act. If the securities to be so registered for sale include securities to be sold for the account of UBET and to be distributed by or through a firm of underwriters of recognized standing, then the Registrable Securities shall also be included in such underwriting, provided
                                                                        --------
that if the underwriter shall advise UBET in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, UBET will include in such registration to the extent of the number that UBET is so advised can be sold in such offering securities determined as follows:

              (i) if such registration as initially proposed by UBET was solely a primary registration of its securities:

                     (A) first, the securities proposed by UBET to be sold for
                         -----
              its own account,

                     (B) second, any Registrable Securities requested to be
                         ------      -----------
              included in such registration pro rata among the Holders of such Registrable Securities and the holders of such other shares of UBET Common Stock on the basis of the number of Registrable Securities and other shares of UBET Common Stock requested to be included by each such holder, and

                     (C) third, any other securities of UBET proposed to be
                         -----            ----------
              included in such registration statement in accordance with the provisions, if any, then existing among the holders of such securities, and

              (ii) if such registration as initially proposed by UBET was in whole or in part requested by holders of securities of UBET, other than Holders of Registrable Securities, pursuant to demand registration rights,

                     (A) first, such securities held by the holders initiating
                         -----
              such registration, pro rata among the holders thereof, on the basis agreed upon by such holders and UBET,

                     (B) second, Registrable Securities requested to be included
                         ------              ----------
              in such registration pro rata among the Holders of such Registrable Securities and the holders of such other shares of UBET Common Stock on the basis of the number of Registrable Securities and other shares of UBET Common Stock requested to be included by each such holder, and

                     (C) third, any securities of UBET proposed to be included
                         -----
              in such registration statement in accordance with the priorities,
                                   ---------
              if any, then existing among the holders of such securities.

       The Holders requesting inclusion in a registration statement under this
Section 4.06(b) may withdraw from any such requested registration by giving written notice to UBET prior to the date an underwriting agreement is executed or such registration statement becomes effective.

       (c) UBET's Obligations in Registration. If and whenever UBET is obligated
           ----------------------------------
by the provisions of this Section 4.06 to use reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act, UBET will:

              (i) prepare and file with the Commission, as expeditiously as possible but in no event later than 60 days after the initial request from holders to register such Registrable Securities, a registration statement with respect to such Registrable Securities and use reasonable best efforts to cause such registration statement to become effective within 75 days after its filing and to remain effective; provided,
                                                                --------
       however, that UBET shall not be required to keep such registration
       -------
       statement effective, or to prepare and file any amendments or supplements thereto, later than the earlier of (x) such time as all Registrable Securities have been sold and (y) 5:00 P.M., New York City time, on the 120th business day following the date on which such registration statement becomes effective under the Securities Act;

              (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement whenever the Holders for whom such Registrable Securities are registered or are to be registered shall desire to dispose of the same, subject, however, to the proviso contained in the immediately preceding clause (i);

              (iii) furnish each Holder for whom such Registrable Securities are registered or are to be registered such numbers of copies of each registration statement and printed prospectus, including a preliminary prospectus and any amendments or supplements thereto, in conformity with the requirements of the Securities Act, and such other documents and information as such Holder may reasonably request in order to facilitate the disposition of such Registrable Securities;

              (iv) use reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such United States jurisdictions as each Holder shall reasonably request, and do any and all other acts and things that may be necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of such Registrable Securities, except that UBET shall not be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction unless UBET is already subject to general service of process in such jurisdiction;

              (v) furnish to the Holders for whom such Registrable Securities are registered or are to be registered at the time of the disposition of such Registrable Securities by such Holders a signed copy of an opinion of counsel for UBET reasonably acceptable to such holders as to such matters as such holders may reasonably request and substantially to the effect that, a registration statement covering such Registrable Securities has been filed with the Commission under the Securities Act and has been made effective by order of the Commission; said registration statement and the prospectus contained therein comply as to form in all material respects with the requirements of the Securities Act (except that counsel need not express any opinion as to financial statements contained therein) and, although counsel has not independently verified and is not passing upon the accuracy, completeness or fairness of the statements contained in the registration statement and prospectus included therein, nothing has come to said counsel's attention that would cause it to believe that either said registration statement or said prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of said prospectus, in the light of the circumstances under which they were made) not misleading; said counsel knows of no legal or governmental proceedings required to be described in said prospectus that are not described as required, or of any contract or documents of a character required to be described in said registration statement or said prospectus or to be filed as an exhibit to said registration statement or to be incorporated by reference therein that is not described and filed as required; to the best of counsel's knowledge, no stop order has been issued by the Commission suspending the effectiveness of such registration statement and no proceedings for the issuance of such a stop order are threatened or contemplated; it being understood that said counsel may rely, as to all factual matters and financial data treated therein, on certificates of UBET (copies of which shall be delivered to such Holders).

              (vi) immediately notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

              (vii) advise each Holder of Registrable Securities covered by such registration statement, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose; and use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its securities holders as promptly as practicable an earnings statement covering a period of twelve (12) months beginning after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

              (viii) permit any holder holding Registrable Securities covered by such registration statement or prospectus to withdraw their Registrable Securities from such registration statement or prospectus if such Holder has informed UBET that it reasonably believes that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder;

              (ix) enter into such customary agreements (including an underwriting agreement in customary form, if applicable) and take all such other actions as holders of a majority of the Registrable Securities being sold or the underwriters retained by such Holders, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary opinions and indemnification and lock-up agreements;

              (x) if requested by the managing underwriters or a Holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities including, without limitation, information with respect to the securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and

              (xi) list such Registrable Securities on any securities exchange on which the UBET Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange.

     The period of time that UBET is obligated to keep any registration statement effective, or to prepare and file any amendments or supplements thereto, pursuant to Section 4.06(c)(i) shall be extended by the number of days that any such Holder is unable to sell Registrable Securities due to the matters discussed in Section 4.06(c)(vi) and (vii) above.

       (d) Payment of Registration Expenses. In connection with each
           --------------------------------
registration pursuant to this Section 4.06, UBET shall pay all expenses incident to performance of or compliance with this Section 4.06, including without limitation, (i) all Commission and stock exchange or National Association of Securities Dealers, Inc. registration, filing fees and listing expenses, (ii) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters in connection with blue sky qualification of any Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees and disbursements of counsel for UBET and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (v) the reasonable fees and disbursements of one counsel retained in connection with such registration by Holders of a majority of the Initial Warrant Shares and Additional Warrant Shares being registered, not to exceed $35,000, and (vi) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, including the fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and sales commissions applicable to the sale of the Registrable Securities.

       (e) Indemnification.
           ---------------

              (i) Indemnification by UBET. In the event of any registration
                  -----------------------
       under the Securities Act of any Registrable Securities pursuant to this
       Section 4.06, UBET hereby agrees to indemnify and hold harmless the Holders, their respective agents, directors and officers, each other person, if any, who controls (within the meaning of the Securities Act) the Holders and each other person (including underwriters) who participates in the offering of such Registrable Securities, against any losses, claims, damages or liabilities, to the extent that such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, under which such Registrable Securities were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein or in any amendment or supplement to any preliminary prospectus or final prospectus (if used during the period UBET is required to keep such registration statement current in any such case), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by UBET of the Securities Act or state securities or blue sky laws and relating to action or inaction required of UBET in connection with the registration or qualification of securities under such laws and will reimburse such Holders, such agents, directors and officers and each such controlling person or participating person (including underwriters) for any legal or any other expenses reasonably incurred by such Holders, such agents, directors and officers or such controlling person or participating person (including underwriters) in connection with investigating or defending any such loss, claim, damage, liability or proceeding, provided, that UBET will
                                                     --------
       not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any preliminary or final prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to UBET by such Holder specifically for use in the preparation of such registration statement; and provided, further,
                                                              --------  -------
       that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, UBET will not be liable to any holder to the extent that any loss, claim, damage, liability or expense results from the fact that a current copy of the final prospectus (including any amendment or supplement thereto) was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such person if it is determined that it was the responsibility of such Holder to provide such person with a current copy of the final prospectus (or amendment or supplement thereto) and such current copy of the final prospectus, amendment or supplement was provided to such Holders and would have cured the defect giving rise to such loss, claim, damage, liability or expense.


              (ii) Indemnification by the Holders. Each Holder, individually and
                   ------------------------------
       not jointly, hereby agrees to indemnify and hold harmless UBET, its respective agents, directors and officers, each other person, if any, who controls (within the meaning of the Securities Act) UBET and each other person (including underwriters) who participates in the offering of such Registrable Securities, against all losses, claims, damages and liabilities to which UBET, may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any such registration statement under which such Registrable Securities were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein or in any amendment or supplement to any preliminary prospectus or final prospectus (if used during the period UBET is required to keep such registration statement current in any such case), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only if and to the extent that any such loss, claim, damage or liability arises out of or is based upon any such statement or omission made in such registration statement, any preliminary or final prospectus or any amendment or supplement in reliance upon and in conformity with written information furnished to UBET by such Holder or such underwriter, as the case may be, specifically for use in the preparation of such registration statement.

              (iii) Notices of Claims, Etc. Each party entitled to be
                    ----------------------
       indemnified pursuant to Section 4.06(e)(i) or (ii) above, promptly but not later than 10 days after its receipt of notice of the commencement of any action against it in respect of which indemnity may be sought from any indemnifying party pursuant to this
       Section 4.06(e), shall notify such indemnifying party in writing of the commencement thereof. In case any such action shall be brought against any indemnified party and it shall notify such indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and such indemnified party may participate in such defense, which participation by the indemnified party shall be at its expense unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by its counsel in writing that there is a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of the indemnified party's counsel shall be at the expense of the indemnifying party; provided, that the indemnifying party shall not be responsible for the expense of more than one counsel for all indemnified parties in any action. The failure of any such indemnified party to give notice as provided herein shall not relieve such indemnifying party of its obligations under this Section 4.06(e) unless such failure to give notice shall materially adversely affect such indemnifying party in the defense of any such claim or any such litigation. With respect to any claim or litigation the defense of which is being conducted by such indemnifying party, no indemnified party shall, except with the consent of such indemnifying party, consent to entry of any judgment or enter into any settlement of any claim as to which indemnity may be sought. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

              (iv) Contribution. To the extent that the undertaking to
                   ------------
       indemnify, pay and hold harmless set forth in paragraphs (i) and (ii) of this Section 4.06(e) may be unenforceable because it is violative of any law or public policy, each party that would have been required to provide the indemnity shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by each party entitled to indemnification under this Section 4.06(e); provided that in no event shall a Holder of Registrable Securities be required to contribute an amount greater than the dollar amount of net proceeds received by such Holder upon the sale of such Registrable Securities.

       (f) Obligations of the Holders. The Holders agree:
           --------------------------

              (i) that upon receipt of any notice from UBET of the happening of any event of the kind described in Section 4.06(c)(vi), the Holders will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until its receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.06(c)(vi) and, if so directed by UBET, will use its reasonable best efforts to deliver to UBET (at UBET's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice, and

              (ii) that they will immediately notify UBET at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by such Holder to UBET in writing specifically for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

       (g) Underwritten Registration.
           -------------------------

              (i) If any of the Registrable Securities covered by a registration pursuant to Section 4.06(a) are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering, which shall be of recognized standing, will be selected by the Holders of a majority in fair market value of such Registrable Securities included in such offering, subject to UBET's approval, which shall not be unreasonably withheld. No person may participate in any such underwritten registration hereunder unless such person (a) agrees to sell its Registrable Securities, UBET Common Stock or other securities of UBET on the basis provided in an underwriting agreement provided by the Holders of a majority in fair market value of the Registrable Securities to be sold in such underwritten offering and
       (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

              (ii) If any of the Registrable Securities covered by a registration pursuant to Section 4.06(b) are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by
       (x) UBET, if the registration as initially proposed by UBET included a primary offering of its securities, or (y) the holders of a majority in fair market value of securities being registered, if the registration as initially proposed was requested by such holders. No Holder may participate in any such underwritten registration hereunder unless such Holder (a) agrees to sell its Registrable Securities on the basis provided in an underwriting agreement approved by UBET or the holders of a majority in fair market value of the securities being registered and
       (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

       (h) Exchange Act Compliance. UBET shall comply in all material respects
           -----------------------
with all of the reporting requirements of the Exchange Act and shall comply in all material respects with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 promulgated under the Securities Act (or any successor rule of the Commission) for the sale of Registrable Securities. UBET shall cooperate with each

Holder in supplying such information as may be necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

       SECTION 4.07. Rights to Additional Shares.
                     ---------------------------

       (a) On the Additional Warrant Exercise Date, UBET shall deliver to TVG a schedule, certified by an executive officer of UBET, (i) listing all rights to subscribe for, purchase or otherwise acquire any share or shares of UBET Common Stock which are outstanding on the Additional Warrant Exercise Date ("Qualifying
                                                                      ----------
Rights"), and (ii) indicating the number of shares of UBET Common Stock and
------
other securities or property issuable upon payment, exercise, conversion, surrender or exchange of all such Qualifying Rights.

       (b) If at any time after the Additional Warrant Exercise Date, UBET issues any shares of UBET Common Stock or other securities upon conversion, exercise or exchange of any Qualifying Rights, UBET shall, concurrently with the issuance thereof, issue to TVG an equivalent number of shares of UBET Common Stock or other securities (collectively, "Make-Whole Shares") for no additional
                                          -----------------
consideration (it being understood and agreed that the exercise price of the Additional Warrant shall constitute the aggregate consideration for the Additional Warrant Shares and the Make-Whole Shares). All such Make-Whole Shares issued to TVG pursuant to this Section 4.07 shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, will be free of any liens, claims, charges, security interests, pledges, voting or shareholder agreements, encumbrances or equities of any kind whatsoever (except as expressly contemplated hereby or to the extent created by TVG) and will not be issued in violation of any preemptive rights.

       SECTION 4.08. Restrictions on Purchases of UBET Common Stock Other than
                     ---------------------------------------------------------
Pursuant to the Warrants. During the period commencing on the date hereof and
------------------------
ending on the earliest to occur of (i) the date of the UBET Stockholders Meeting, provided that the Warrant Proposal is not approved at such meeting,
(ii) the date upon which UBET issues for cash any shares of UBET Common Stock, UBET Preferred Stock, or securities exercisable or exchangeable for, or convertible into (with or without consideration) UBET Common Stock or UBET Preferred Stock (other than (a) shares issuable upon exercise of options or warrants outstanding on the date hereof and (b) options granted to employees and shares issuable upon exercise of such options), or (iii) the Additional Warrant Exercise Date, TVG will not, and will use its best efforts to cause Gemstar-TV Guide International, Inc. ("Gemstar-TV Guide") and each Controlled Affiliate of
                            ----------------
Gemstar-TV Guide to not, purchase any shares of UBET Common Stock other than pursuant to the exercise of the Initial Warrant or the Additional Warrant. As used in this Section 4.08, a Controlled Affiliate of Gemstar-TV Guide shall mean any corporation, partnership, limited liability company, trust or individual that Gemstar-TV Guide has the power to direct, or cause the direction of, the management and policies of, whether through the ownership of voting securities, by contract, or by membership or involvement in the board of directors, management committee or other management structure of such entity.

       SECTION 4.09 Ladbroke Agreement. For so long as the License Agreement is
                    ------------------
in effect, UBET agrees that it shall not amend that certain Telecommunications Facilitation System Agreement, dated as of June 23, 1997, with Mount Laurel Racing, Inc. and Washington Trotting

Association, Inc., in a manner that would reduce the percentage rate payable to UBET with respect to commissions on account wagers under such agreement.

                                    ARTICLE V

                                  MISCELLANEOUS

       SECTION 5.01. Further Assurances. From and after the date hereof, each of
                     ------------------
TVG and UBET shall, at any time and from time to time, make, execute and deliver, or cause to be made, executed and delivered, such instruments, agreements, consents and assurances and take or cause to be taken all such actions as may reasonably be requested by the other party hereto for the effectual consummation and confirmation of this Agreement and the transactions contemplated hereby.

       SECTION 5.02. Expenses. Except as otherwise provided herein, all costs
                     --------
and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

       SECTION 5.03. Notices. All notices, requests, demands, waivers and other
                     -------
communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on (i) the day on which delivered personally or by telecopy (with prompt confirmation by mail) during a business day to the appropriate location listed as the address below, (ii) three business days after the posting thereof by United States registered or certified first class mail, return receipt requested, with postage and fees prepaid or
(iii) one business day after deposit thereof for overnight delivery via Federal Express or other nationally recognized overnight delivery service. Such notices, requests, demands, waivers or other communications shall be addressed as follows:

          (a)    if to TVG, to:

                 TVG
                 12421 West Olympic Boulevard
                 Los Angeles, California  90064
                 Attn:  Mark Wilson, President and CEO
                 Telecopy No.:  (310) 689-2501

                 with a copy to:

                 Lee D. Charles, Esq.
                 Baker Botts L.L.P.
                 599 Lexington Avenue
                 New York, New York  10022
                 Telecopy No.: (212) 705-5125

          (b)    if to UBET, to:

                 Youbet.com, Inc.
                 5901 De Soto Avenue
                 Woodland Hills, California 91367
                 Attn:  Robert Fell, Chairman and CEO
                 Telecopy No.:  (818) 668-2101

                 with a copy to:

                 Christensten, Miller, Fink, Jacobs,
                 Glaser, Weil & Shapiro, LLP
                 2121 Avenue of the Stars
                 Los Angeles, California 90067
                 Attn:  Stephen D. Silbert, Esq.
                 Telecopy No.:  (310) 556-2920

or to such other person or address as any party shall specify by notice in writing to the other party.

       SECTION 5.04. Entire Agreement. This Agreement and the License Agreement
                     ----------------
(including the Exhibits, Schedules and other documents referred to herein and therein) constitute the entire agreements between the parties and, except as expressly provided herein, supersede all prior agreements and understandings, oral and written, between the parties with respect to the subject matter hereof.

       SECTION 5.05. Assignment; Binding Effect; Benefit. Neither this Agreement
                     -----------------------------------
nor any of the rights, benefits or obligations hereunder may be assigned by any party without the prior written consent of the other party; provided, however, that the rights granted to TVG under Section 4.06 may be assigned in connection with any transfer or assignment of the Initial Warrant, the Additional Warrant, the Initial Warrant Shares or the Additional Warrant Shares, provided such transferee (i) is a permitted transferee under the Initial Warrant or Additional Warrant, as applicable, and (ii) executes a written agreement, in form and substance reasonably satisfactory to UBET, pursuant to which such transferee agrees to be bound by all of the provisions of Section 4.06, as applicable, as if such transferee were a "Holder" thereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

       SECTION 5.06. Amendment. This Agreement may not be amended except by an
                     ---------
instrument in writing signed on behalf of each of the parties.

       SECTION 5.07. Extension; Waiver. TVG or UBET may, to the extent legally
                     -----------------
allowed, (i) extend the time specified herein for the performance of any of the obligations of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, or (iii) waive compliance by the other party with any of the agreements or covenants of such other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. No such waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other breach or failure to comply strictly with the provisions of this Agreement. The failure of any party to insist on strict compliance with this Agreement or to assert any of its rights or remedies hereunder or with respect hereto shall not constitute a waiver of such rights or remedies. Whenever this Agreement requires or permits consent or approval by any party, such consent or approval shall be effective if given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 5.07.

       SECTION 5.08. Survival. The representations and warranties made by UBET
                     --------
in Article II shall survive for a period of two years from the date of this Agreement, except for the representations and warranties contained in Section 2.03(b) and Section 2.03(c) which shall survive for a period of one year following the expiration date of the Additional Warrant. All covenants and agreements of the parties contained in this Agreement shall survive indefinitely (except as may otherwise be expressly provided for by their terms).

       SECTION 5.09. Arbitration. Any dispute or controversy arising out of or
                     -----------
relating to this Agreement, the Initial Warrant or the Additional Warrant shall be settled by an expedited arbitration proceeding to be held in the City of Wilmington, Delaware in accordance with the rules then in effect of the American Arbitration Association or any successor thereto. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The losing party in such arbitration shall pay all the costs and expenses of such arbitration and all the reasonable attorneys' fees and expenses of the other party thereto.

       SECTION 5.10. Interpretation. When a reference is made in this Agreement
                     --------------
to Sections, Articles, Exhibits or Schedules, such reference shall be to a Section, Article, Exhibit or Schedule (as the case may be) of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a "party" or "parties", such reference shall be to a party or parties to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The use of any gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to be or include the plural (and vice versa), wherever appropriate. The use of the words "hereof", "herein", "hereunder" and words of similar import shall refer to this entire Agreement, and not to any particular article, section, subsection, clause, paragraph or other subdivision of this Agreement, unless the context clearly indicates otherwise.

       SECTION 5.11. Counterparts. This Agreement may be executed in
                     ------------
counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

       SECTION 5.12. Applicable Law. This Agreement and the legal relations
                     --------------
between the parties shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                     YOUBET.COM, INC.

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                     ODS TECHNOLOGIES, L.P.


                                     By:  TV GUIDE, INC., a General Partner


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title: